As filed with the U.S. Securities and Exchange Commission on August 18, 2011
Commission File No.  333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bella Petrella’s Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	27-0645694
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

109 South Edison Avenue
Tampa, Florida	33606
(Address of principal executive offices)	(Zip code)

516-375-6649
(Registrant's telephone number, including area code)

BELLA PETRELLA’S HOLDINGS, INC. 2011A STOCK COMPENSATION PROGRAM
(Full title of the plan)

John V. Whitman, Jr.
109 South Edison Avenue
Tampa, Florida, 33606
516-375-6649
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Jackson L. Morris, Esq.
3116 W. North A Street, Tampa, FL 33609-1544
Telephone: 813-874-8854 Facsimile: 800-310-1695

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)	1,750,000	$0.77	$1,347,500	$156.44
____________
(1) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the  proposed maximum offering price per share, proposed maximum aggregate offering  price and amount of registration fee were computed based on the average of the high ($1.24) and low ($0.30) prices of the shares of common stock on August 15, 2011.

EXPLANATORY NOTE

Part I of this registration statement contains two parts:

•	A "Section 10(A) Prospectus"; and

•	B "Reoffer Prospectus".

The Section 10(A) Prospectus contains information required in the registration statement pursuant to Part I of Form S-8 (as required by the introductory note to Part I of Form S-8).   The Section 10(A) Prospectus contains the information about our 2011A Stock Compensation Program, which we deliver to each person who participates in our 2011A Stock Compensation Program.

The “Reoffer Prospectus” has been prepared in accordance with the requirements of Part I of Form S-3 (as required by Section C.1. of the General Instructions to Form S-8).  The Reoffer Prospectus will be used by our affiliates for the reoffer and resale of shares of our common stock which we have issued to them pursuant to this registration statement under our 2011A Stock Compensation Program.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

(a)  General Plan Information

(1)  The title of the plan is the “Bella Petrella’s Holdings, Inc. 2011A Stock Compensation Program”.  Common stock of Bella Petrella’s Holdings, Inc. is being offered in payment of compensation and fees pursuant to the plan.

(2)  The general nature and purpose of the plan is to enable Bella Petrella’s Holdings to compensate the plan participants, defined below, in shares of Bella Petrella’s Holdings common stock for services rendered and to be rendered.  Bella Petrella’s Holdings reserves the right to change or modify the terms of the plan or to extend the term of, suspend or terminate the plan at any time.

(3)  The plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

(4)  Plan participants may obtain additional information about the plan and its administrators from John V. Whitman, Jr., Chief Executive Officer of Bella Petrella’s Holdings.  Mr. Whitman’s address is 109 South Edison Avenue, Tampa, Florida 33606 and his telephone at that address is 516-375-6649.  Mr. Whitman determines whether or not common stock subject to the plan will be sold with respect to any employee or consultant.

(b)  Securities to be Offered

(1)  Bella Petrella’s Holdings’ common stock is being offered and sold pursuant to the plan.

(2)  Bella Petrella’s Holdings is authorized to issue 500,000,000 shares of common stock, $0.01 par value per share.  Holders of our common stock:

•	•	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
•	•
have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;

•	•
are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

•	•	do not have preemptive, subscription or conversion rights; and
•	•	do not have cumulative voting rights.

All shares of common stock outstanding are, and the common stock sold pursuant to this registration statement on Form S-8, when issued and delivered against payment therefore, will be, duly authorized, legally issued, fully paid and non-assessable.  A holder of common stock does not have a preemptive right to purchase common stock which is sold subsequent to such person’s acquisition of his or her shares.

(c)  Employees Who May Participate in the Plan

The following “employees” may participate in the plan:

John V. Whitman, Jr., a director and our chief executive officer;

Jackson L. Morris, our securities counsel; and

Daniel Chassee, a consultants, provided, that such consultant shall not provide services in connection with the offer and sale of securities by Bella Petrella’s Holdings in a capital-raising transaction provide services that directly or indirectly promote or maintain a market for Bella Petrella’s Holdings’ common stock are excluded from participating in the plan.

(d)  Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

(1)  A plan participant may elect to participate in the plan from time to time, subject to (i) availability of shares and (ii) change or modification the terms, extension of the term or suspension or termination of the plan.  The price to any plan participant will be based on the average closing price of Bella Petrella’s Holdings’ common stock in the five business days preceding the election or date of agreement requiring issue of shares.

(2)  A plan participant shall pay for the shares he or she elects to buy from time to time with accrued salary for one or more specified periods or with billed consulting or advisory fees earned or to be earned, as the case may be.

(3)  An employee plan participant is permitted to use up to the full amount of his or her net after tax and FICA salary earned.  An advisor or consultant plan participant is permitted to contribute up to the full amount of fees billed, whether earned or to be earned.

(4)  Bella Petrella’s Holdings does not make any contribution to plan on behalf of plan participants.

(5)  Bella Petrella’s Holdings will not make any reports to be made to plan participants

(6)  The common stock will be issued by Bella Petrella’s Holdings and will not be purchased in the open market.  Bella Petrella’s Holdings receives the entire “purchase price” of the common stock in the form of satisfaction of its financial obligations to the plan participants for payment of salary or fees, as the case may be.

(e)  Resale Restrictions

There are no restrictions on resale of the common stock purchased under the plan.

(f)  Tax Effects of Plan Participation

Bella Petrella’s Holdings withholds, when and as applicable, federal and state income tax and plan participant’s social security contributions from compensation before computation of the number of shares an employee plan participant is eligible to purchase on any payroll or compensation payment date.

With respect to plan participants who are not directors, executive officers or controlling stockholders, Bella Petrella’s Holdings believes that the discount from market will not be treated as a “bargain purchase” for federal income tax purposes and therefore the value of such discount is not subject to withholding or the employee’s or employer’s social security contribution.  In the event Bella Petrella’s Holdings is advised otherwise by its tax adviser, participants will be notified that their withholding and social security contributions will be based on the market value of the shares purchased and not on the price paid therefore.  In such event, the participant may experience an increase in his or her maximum federal income tax bracket and federal income tax payable.

With respect to plan participants who are directors, executive officers or controlling stockholders, Bella Petrella’s Holdings believes that the discount from market may be treated as a “bargain purchase” for federal income tax purposes and salary for federal and state income tax purposes will be deemed to be the market value of the shares purchased and not on the price paid therefore.  In the event Bella Petrella’s Holdings is advised otherwise by its tax adviser, participants will be notified.

(g)  Investment of Funds

Not applicable.

(h)  Withdrawal from Plan; Assignment of Interest

Not applicable.

(i)  Forfeitures and Penalties

Not applicable.

(j)  Charges and Deductions and Liens Therefor

Not applicable

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Bella Petrella’s Holdings will provide plan participants without charge, upon written or oral request, once annually the documents incorporated by reference in Item 3 of Part II of this registration statement, and those documents are incorporated by reference in the Section 10(a) prospectus.  Bella Petrella’s Holdings will provide plan participants without charge, upon written or oral request, once annually the documents identified in Rule 428(b) under the Securities Act of 1933, as amended.  Any such request should be made to John V. Whitman, Jr., Chief Executive Officer, Bella Petrella’s Holdings, Inc., 109 South Edison Avenue, Tampa, Florida 33606 and his telephone number at that address is 516-375-6649.

[Remainder of page left blank.]

REOFFER PROSPECTUS

Prospectus
BELLA PETRELLA’S HOLDINGS, INC.
1,750,000 shares
Common Stock

This prospectus is an exhibit to a registration statement on Form S-8 that covers 1,750,000 shares of our common stock.  These shares may be offered and sold from time to time by certain of our shareholders (the “selling shareholders”).  We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of the common shares, which we estimate to be $5,000.

Our common stock is quoted on the OTC Bulletin Board under the symbol BTHR.  The average of the high and low closing quotations for our common stock as reported on the OTC Bulletin Board on August 15, 2011 were $1.24 and $0.30 per share of common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RICK FACTORS” BEGINNING ON PAGE 3 BEFORE PURCHASING ANY OF THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 16, 2011.

OUR CORPORATE HISTORY AND ORGANIZATION

We were incorporated in Florida on July 28, 2009.  Our founders are Joseph M. Petrella, Jr., Joseph M. Petrella III, Kenneth L. Shartz and John V. Whitman, Jr. on behalf of JVW Entertainment, Inc. with respect to the initial 1,600,000 shares it received from us.   These persons may be deemed to be statutory underwriters of the common stock to be sold by selling stockholders.   The address of our executive offices is 109 South Edison Avenue, Tampa, Florida 33606 and our telephone number at that address is 516-375-6649.  The address of our web site is www.bellapetrellas.com.  We are an early revenue stage enterprise.  We have never been a “shell company” as defined under the federal securities laws.

OUR CONTACT INFORMATION

Our executive offices and operations are located at 109 South Edison Avenue, Tampa, Florida 33606.  Our telephone number at that address is 516-375-6649.  The addresses of our web site are www.bellapetrellas.com.  Information available on our web sites is not deemed to be included in this prospectus.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements appear in a number of places and include statements regarding our intent, plans for future activities, belief and current expectations and those of our directors and management with respect to, among other things: (i) implementation of our business model; (ii) development and marketing of our products and services; and (iii) prospects for revenues and profitability. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could” or “may”, or other similar words, use of future tense and absence of assurance that convey uncertainty regarding future events or outcomes to identify these forward-looking statements.

We caution you that such forward-looking statements are not guaranties of future performance and involve risks and uncertainties, and that actual results may differ materially from those suggested by or forecasted in the forward-looking statements as a result of various factors, many of which are beyond our control. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, many of which are beyond our control. These important factors include those that we discuss in this prospectus under the caption “Risk Factors” and elsewhere.  You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to the forward-looking statements outlined in the preceding topic in this prospectus and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this prospectus, the following risk factors should be carefully considered when evaluating our business.  Our business, financial condition or financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

RISKS RELATED TO OUR CORPORATION:

Our limited liquidity and financial resources threaten our ability to remain in business and pursue our business plan.

Our liquidity and financial resources are limited.  We do not have sufficient capital to fund our plan of operations without debt or equity funding.  We have relied on contributions to our capital from our controlling stockholder, JVW Entertainment, for funds to finance our operations.  JVW Entertainment has advised us that it will continue to make capital contributions up to $200,000, but it has no written obligation to continue to provide capital contributions to us.  We would expect not to continue as a “going concern” in the event JVW Entertainment does not provide additional capital contributions and we are unable to obtain debt or equity funding elsewhere.  In the event we are not able to obtain future funding, we may cease operations, in which event you would lose your entire investment.  The notes to our financial statements contain a “going-concern” qualification in which our auditor expresses substantial doubt about our ability to remain in business.

If you invest in our stock, your investment may be disadvantaged by future funding, if we are able to obtain it.

To the extent we obtain equity funding by issuance of  convertible securities or common stock, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share.  In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends.  You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Our limited liquidity and financial resources may restrict our sales by discouraging existing customers from continuing to carry our products and discouraging potential customers from beginning to carry our products because of uncertainty as to whether our product will continue to be available.

 Questions and doubts about our financial viability may discourage existing customers from continuing to carry and potential customers from beginning to carry our products.  Termination of our products by existing customers would reduce our sales.  Our inability to attract new customers would inhibit the growth of our sales.  Without growth in sales and additional funding, it is unlikely your investment will achieve any value and may result in a complete loss of your investment.

Our receivables are due primarily from one customer, whose delay or default in payment, or termination of purchases would likely prevent us from continuing our operations, in which event you would lose your entire investment.

We currently make a majority of our sales measured by revenues to one customer.   You have no assurance that in the future this customer’s business will not suffer adverse changes which could adversely impact our level of sales or our collections.  You have no assurance that this customer will not change it payables policy in a manner that would have an adverse effect on our collections and cash flow.  You have no assurance this customer will continue to purchase our products.  In any of these events, it is likely we would cease operations and you would lose your entire investment.

Our limited operating history makes it difficult for you to evaluate the merits of purchasing our common stock.

We are an early revenue-stage enterprise. We earned our first revenues during our initial fiscal period and have had limited sales through the date of this prospectus. We have incurred operating losses since inception and anticipate incurring additional losses from operating activities in the near future.  Our limited revenues and sales do not provide a sufficient basis for you to assess of our business and prospects.  You have no assurance we will be able to generate sufficient revenues from our business to reach a break-even level or to become profitable in future periods. Without sufficient revenues, we may be unable to create value in our common stock, to pay dividends and to become a going concern. We are subject to the risks inherent in any new business with a new product in a highly competitive marketplace.  You must consider the likelihood of our success in light of the problems, uncertainties, unexpected costs, difficulties, complications and delays frequently encountered in developing and expanding a new business and the competitive environment in which we operate.  If we fail to successfully address these risks, our business, financial condition and results of operations would be materially harmed.  Your purchase of our common stock should be considered a high risk investment because of our unseasoned, early stage business which may likely encounter unforeseen costs, expenses, competition and other problems to which such businesses are often subject.

Our key personnel lack experience in food products development, sourcing, marketing and sales, which could cause our business to suffer.

Our chief executive officer and vice president of sales and marketing have no previous experience in the development of food products, in sourcing manufacturing and in marketing and sales of food products.  All of their experience has been acquired during our limited operating history.  To the extent they are not able to quickly adapt to the needs of our business or we are unable to hire personnel with experience in these areas, especially marketing and sales, our business may suffer adversely.  Our recipes, co-packer and our primary customer have all been obtained by Mr. Petrella, Jr., our founder who now serves us exclusively as a consultant under a consulting agreement.  If Mr. Petrella, Jr. cannot for any reason or refuses to provide consulting services to us, our business may suffer adversely.

Loss of key personnel could have a material adverse effect on our operations.

We are particularly dependent upon our current management during the period before we achieve commercially sustainable operations, of which there is no assurance.  The termination of one or more members of our current management for any reason in the near future could be expected to have a materially adverse effect on us because we only have three members of management at the date of this prospectus and we believe we cannot employ replacements for them who would have their level of dedication to, vision for and financial interest in us. Furthermore, the salary and benefits required by replacements may exceed our financial resources in the foreseeable future.  We do not have employment agreements with our current management at the present time.

Voting control by JVW Entertainment, Inc. means it is unlikely you and other stockholders will be able to elect our directors and you will have little influence over our management.

JVW Entertainment, Inc. owns a total of 10,415,250 shares, or 62.16 percent, of our issued and outstanding common stock.  Each issued and outstanding share of common stock is entitled to one vote on each nominee for a directorship and on other matters presented to stockholders for approval. Our Articles of Incorporation do not authorize cumulative voting for the election of directors.  Any person or group who controls or can obtain more than fifty percent of the votes cast for the election of each director, as JVW Entertainment does now, will control the election of all directors and other stockholders will not be able to elect any directors or exert any influence over management decisions. Removal of a director for any reason requires a majority vote of our issued and outstanding shares of common stock.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Implementation of our business plan will likely place a significant strain on our management, administrative, operating and financial infrastructures, which are limited to the extent they exist at all.  To manage our business and planned growth effectively, we must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations.  Our failure to do so could either limit our growth or cause our business to fail.

RISKS RELATED TO OUR PRODUCTS AND MARKETS:

Our failure to attract consumers could cause us to cease operations.

You have no assurance consumers and restaurants will purchase our products in sufficient quantities for us to achieve profitability.  If consumers and restaurants do not continue and increase purchases of our products, we may not be able to become a “going concern” and would likely be forced to cease operations.  Consumer acceptance and purchases of our products, at retailers or at restaurants serving our products, are dependent on distribution of our products through retail grocers, distributors, restaurants and institutional users of tomato based sauces.  You have no assurance our products will be accepted by these groups.  Acceptance of our products is less a matter of quality and more a matter of personal consumer taste, over which we have no control.

If we are unable to expand our sales and marketing capabilities or enter into agreements with third parties to market and sell our products, we may be unable to generate increased product revenue.

We do not have any sales organization, and given our limited operating history, we have limited experience in the sales, marketing and distribution of our products.  You have no assurance we will be able to develop both our sales and marketing capabilities.  If we are unable to do so, we may have difficulty selling our products, which would materially adversely affect our business, prospects, financial condition and operating results.

We face intense competition from other providers of pasta sauces and salsa products, which could prevent us from achieving financial viability.

Competition among manufacturers and distributors of pasta sauces and salsa products is intense.  A number of companies have well established product lines, against which our products compete. Additional competitors may enter the tomato based sauce marketplace and become significant competitors. If we fail to compete successfully, we will not achieve sufficient revenues and market share to achieve financial viability, in which case you could lose your entire investment.

We may be unable to establish and maintain profitability in the face of a consolidating retail environment.

As the retail grocery trade continues to consolidate and become more sophisticated, our wholesale customers may demand lower pricing and increased promotional programs. Many retail grocers are reducing their inventories and increasing their emphasis on private and store label products. If we are forced to lower our prices or increase promotional support of our products and are unable to increase the volume of our products sold, our profitability and financial condition may be adversely affected.

We are vulnerable to decreases in the supply and increases in the price of raw materials and labor, manufacturing, distribution and other costs, and we may not be able to offset increasing costs by increasing prices to our customers.

Our co-packer purchases agricultural products for our sauces and salsas, primarily tomatoes and spices, from growers, commodity processors and other food companies.  These raw ingredients are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi. In addition, the cost of labor, manufacturing, packaging materials and other costs related to the production and distribution of our food products have risen significantly in recent years. We expect that many of these costs will continue to rise for the foreseeable future.  We understand that our co-packer manages these risks by entering into short-term supply contracts and advance commodities purchase agreements from time to time, implementing cost saving measures and, if necessary, by raising sales prices to us. We cannot assure you that any cost saving measures or sales price increases by us will offset increases in pricing from our co-packer resulting from higher prices for raw material, ingredient, packaging and distribution costs. To the extent we are unable to offset these cost increases, our operating results, profitability and financial condition will be significantly and negatively impacted.

We rely on a co-packer for all of our manufacturing needs and a termination of this relationship or our inability to enter into additional or future co-packing agreements may result in our failure to meet customer demand.

We do not package any of our products.  We rely on Stello Foods, Inc., Punxsutawney, Pennsylvania, , for all of our manufacturing needs. We do not have a contract with this co-packer, which can discontinue providing our products at any time.  The success of our business depends, in part, on maintaining a strong sourcing and manufacturing platform. We believe that there are a limited number of competent, high-quality co-packers in the industry, and if we were required to obtain alternative or additional co-packing agreements or arrangements in the future, you have no assurance that we would be able to do so on satisfactory terms or in a timely manner. Our inability to continue or to enter into satisfactory co-packing agreements could limit our ability to implement our business plan or meet customer demand.

Sales of our products will depend on the performance of retailers, wholesalers, and food distributors in the event we are able to attract such businesses as customers for our products, and should they perform poorly or give higher priority to other brands or products, our business could be adversely affected.

We plan to sell our products principally to retail outlets and wholesale distributors, including traditional supermarkets, wholesaler and food distributors, including specialty food distributors.  You have no assurance that we will be able to attract any such customers.  The poor performance by retail outlets and wholesale distributors, such as Ferraro Foods, or  our inability to collect accounts receivable from them could materially and adversely affect our results of operations and financial condition. In addition, we expect our customers to offer branded and private label products that compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that our customers may give higher priority to their own products or to the products of our competitors. In the future, our customers may not continue to purchase our products or provide our products with adequate levels of promotional support.

We may be unable to anticipate changes in consumer preferences, which may result in decreased demand for our products.

Our success depends in part on our ability to anticipate and offer products that appeal to the changing tastes, dietary habits and product packaging preferences of consumers in the market categories in which we compete. If we are not able to anticipate, identify or develop and market products that respond to these changes in consumer preferences, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs related to developing and marketing new products or expanding our existing product lines in reaction to what we perceive to be changes in consumer preference or increased demand. Any or all of these factors could significantly reduce our sales and growth in sales, if any.

Our co-packer is subject to numerous laws and governmental regulations, exposing it to potential claims and compliance costs that could adversely affect our business

Our co-packer is subject to extensive regulation by the U.S. Food and Drug Administration (FDA), the U.S. Department of Agriculture (USDA) and other national, state and local authorities. For example, our co-packer is subject to the Food, Drug and Cosmetic Act and regulations promulgated by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under this program the FDA regulates manufacturing practices for foods through our current "good manufacturing practices" regulations and specifies the recipes for certain foods. Furthermore, our co-packer’s processing facilities and products are subject to periodic inspection by federal, state and local authorities. Any changes in these laws and regulations could increase the cost of developing and distributing our products and otherwise increase the cost of conducting our business, which would adversely affect our financial condition and results of operations. In addition, failure by our co-packer to comply with applicable laws and regulations, including future laws and regulations, could subject it to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our supply of products, our business, consolidated financial condition, results of operations or liquidity.

We may be subject to significant liability should the consumption of any of our products cause injury, illness or death.

The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from mislabeling, tampering by unauthorized third parties or product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. Under certain circumstances, we may be required to recall products, leading to a material adverse effect on our business. Even if a situation does not necessitate a recall, product liability claims might be asserted against us. While we are subject to governmental inspection and regulations and believe our co-packer’s facilities comply in all material respects with all applicable laws and regulations, if the consumption of any of our products causes, or is alleged to have caused, a health-related illness in the future we may become subject to claims or law suits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused injury, illness or death could adversely affect our reputation with existing and potential customers and our corporate and brand image. Moreover, claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. We cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. Additionally, we do not maintain product recall insurance. A product liability judgment against us or a product recall could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Consumer concern regarding the safety and quality of food products or health concerns could adversely affect sales of certain of our products

If consumers in our principal markets lose confidence in the safety and quality of our food products even without a product liability claim or a product recall, our business could be adversely affected. Consumers have been increasingly focused on food safety and health and wellness with respect to the food products they buy. The food industry is also subject to scrutiny relating to genetically modified organisms and the health implications of obesity. We have been and will continue to be impacted by publicity concerning the health implications of food products generally, which could negatively influence consumer perception and acceptance of our products and marketing programs. Developments in any of these areas could cause our results to differ materially from results that are reflected in forward-looking statements.

The cost of compliance with organic regulations may adversely impact our profitability.

Our products are organic and are required to meet the standards set forth in the Organic Foods Production Act and the regulations adopted by the National Organic Standards Board. These regulations require strict methods of production for organic food products and limit the ability of food processors to use non-organic or synthetic materials in the production of organic foods or in the raising of organic livestock. Compliance with these regulations will increase our cost of product, which we may be unable to offset with price increases.  Accordingly, compliance with these regulations may adversely affect our profitability.

RISKS RELATING TO THE OFFERING:

You may find it difficult to sell the shares you purchase.

There is currently no market for our common stock.  Our shares will only be sold by the selling stockholders if a public market develops for our stock.  You have no assurance, however, how active the public market for our common stock will become or remain.  It is likely that the public market for our common stock will be volatile, in that it may be subject to wide and unpredictable price and volume swings.

"Penny stock” rules may make buying and selling our common stock difficult.

We expect trading in our common stock will be subject to the "penny stock" rules of the Securities and Exchange Commission.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.   The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock and limiting the number of broker-dealers who will accept our common stock in their customers’ accounts.  As a result, you may find it more difficult to sell our common stock into the public market.

USE OF PROCEEDS

All net proceeds from the sale of the common shares covered by this prospectus will go to the selling stockholders who offer and sell their shares.  We will not receive any proceeds from the sale of the shares by the selling stockholders.

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

The following table identifies the selling stockholders, the total number of our shares each owns, the shares covered by this prospectus which each may each reoffer for sale under this prospectus, the total percentage of our shares each owns and the percentage of our shares each will own, assuming the sale of all the shares each is reoffering under this prospectus.  The selling stockholders acquired the shares they may reoffer pursuant to our 2011A Stock Compensation Program registered on Form S-8, SEC File No. 333-____________, in which this prospectus is included.  The selling stockholders received the shares in payment of their respective salaries and fees.

	Number of Shares			Percentage
Name	Total Owned	Subject to S-8	Reoffered	Before sale	After sale
Daniel Chassee	1,000,000	1,000,000	1,000,000	5.27	none
Jackson L. Morris	300,000	250,000	250,000	1.58	**
John V. Whitman, Jr.*	10,915,250	500,000	500,000	57.49	54.86
___________
*Mr. Whitman is one of our directors and our chief executive officer.  He may continue to receive our shares in payment of his salary in the future until such time as we achieve sufficient cash flow from operations to pay his salary in cash.
**Less than one percent.

We will pay the costs and fees of registering the common shares, but the selling stockholder will pay any brokerage commissions, discounts or other expenses relating to his resale of our shares.

The selling stockholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  In addition, the selling shareholders may sell some or all of their common shares through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	in privately negotiated transactions.

When selling the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and redeliver such shares to close out their short positions;

•
enter into option or other types of transactions that require the selling stockholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; and

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services.  Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales.  However, the selling stockholders and any broker-dealers involved in the sale or resale of the common shares may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the “1933 Act”).  In addition, the broker-dealers’ commissions, discounts or concession may qualify as underwriters’ compensation under the Securities Act of 1933.  If the selling stockholders qualify as “underwriters,” they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

In addition to selling their common shares under this prospectus, the selling stockholders may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;
•	transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; and
•	sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

INFORMATION ABOUT OUR COMMON STOCK

The following description of our common stock is qualified in our entirety by reference to our Articles of Incorporation, as amended, our bylaws and Florida corporation law. We are authorized to issue five hundred million shares of common stock, $0.01 par value per share.  At the date of this prospectus, we have 16,855,600 shares issued and outstanding.   Holders of our common stock:

•	•	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
•	•
have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;

•	•
are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

•	•	do not have preemptive, subscription or conversion rights; and
•	•	do not have cumulative voting rights.

All shares of our common stock outstanding are duly authorized, legally issued, fully paid and nonassessable.

THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as we are authorized or permitted under Florida law or under our Articles of Incorporation and Bylaws to indemnify our directors, officers and controlling persons for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

LEGAL MATTERS

We have relied on the opinion of Jackson L. Morris, Attorney at Law, Tampa, Florida for an opinion regarding the legality of the shares sold in the offering made by this prospectus.  Mr. Morris is the owner of 300,000 of our shares.

EXPERTS

The financial statements incorporated in this prospectus by reference have been audited by Pender, Newkirk & Co, LLP, Independent Public Accountants, Tampa, Florida, as stated in their report included in this prospectus, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the U.S.  Securities and Exchange Commission ("Commission") in Washington, D.C. pursuant to Section 15(d) of the Exchange Act.  These reports and other information may be inspected without charge at the principal office of the Commission, at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and at the Northeast Regional Office of the Commission at 3 World Financial Center, 200 Liberty Street, Room 4-300, New York, NY 10281-1022.  Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed fees.  The Commission maintains a web site that contains such material filed electronically with the Commission at http://www.sec.gov.

MORE INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.  Our reports and registration statements can be located by searching the SEC's EDGAR system by name or for CIK code 0001499855

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 15(d) of the Securities Exchange Act of 1934 until the offering of shares pursuant to this prospectus has been completed:

Our Rule 424(b) prospectus filed with the SEC on April 7, 2011.

Our quarterly report on Form 10-Q for the quarter ended February 28, 2011.

YOU CAN GET COPIES FROM US

You may request free copies of these SEC filings by writing to us at the following address or telephoning the following numbers:

Bella Petrella’s Holdings, Inc.

109 South Edison Avenue
Tampa, Florida 33609
Our telephone number is 516-375-6649
Our web sites is www.bellapetrellas.com

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and, all documents subsequently filed by Bella Petrella’s Holdings pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing a post-effective which indicates that all securities offered by this registration statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such document.

(a)  Our Rule 424(b) prospectus filed with the SEC on April 7, 2011.

       Our quarterly report on Form 10-Q for the quarter ended February 28, 2011.

(b)  All other reports filed by Bella Petrella’s Holdings pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of our  fiscal quarter ended February 28, 2011.

(c)  Not applicable.

ITEM 4.  DESCRIPTION OF SECURITIES.

See, Item 1(b), above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Bella Petrella’s Holdings will rely on the opinion of Jackson L. Morris, Esq. of Tampa, Florida for an opinion regarding the legality of the common stock issued pursuant to the plan.  Mr. Morris is eligible and has indicated his intention to participate in the plan with respect to legal fees.  He may receive up to 250,000 shares pursuant to the plan and now owns 50,000 shares.

ITEM 6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

Florida corporate law and Bella Petrella’s Holdings’ bylaws, in general, authorize Bella Petrella’s Holdings to indemnify its officers, directors and controlling persons, and any person serving at its request as an officer or director, against damages and loss if he or she acted in good faith and in a manner which he or she believed to be in, or not opposed to, the best interest of Bella Petrella’s Holdings.  In the event, however, that such person is adjudged liable to the corporation, he or she will not be entitled to indemnification.  Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of Bella Petrella’s Holdings.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Bella Petrella’s Holdings pursuant to the foregoing provisions, or otherwise, Bella Petrella’s Holdings has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Bella Petrella’s Holdings will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description

5	Opinion of Jackson L. Morris, Esq. re: legality

23.1	Consent of Jackson L. Morris, Esq. (included in Exhibit 5)

23.2	Consent of Pender, Newkirk & Co., LLP, Independent Public Accountants

24	Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	[not applicable]

	(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A)
Each prospectus filed pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

	(6)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against  policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-
effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bella Petrella’s Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, Florida, on August 18, 2011.

Bella Petrella’s Holdings, Inc.

By:	/s/ John V. Whitman, Jr.
John V. Whitman, Jr.,
Chief Executive Officer
principal executive officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Whitman, Jr., as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature and Name	Capacity in which signed	Date

/s/ Edward J. DeBartolo, Jr.	Director	August 18, 2011
Edward J. DeBartolo, Jr.

/s/ Robert S. Dollar	Principal Financial Officer and Controller	August 18, 2011
Robert S. Dollar

/s/ Christopher C. Harwell	Director	August 18, 2011
Christopher C. Harwell

/s/ Samuel E. Hunter	Director	August 18, 2011
Samuel E. Hunter

/s/ David A. Rapaport	Director	August 18, 2011
David A. Rapaport

/s/ Kenneth L. Shartz	President	August 18, 2011
Kenneth L. Shartz

/s/ John V. Whitman, Jr.	Director and Principal Executive Officer	August 18, 2011
John V. Whitman, Jr.